SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 4, 1999

                  WINTHROP MIAMI ASSOCIATES LIMITED PARTNERSHIP
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                  33-45291                    04-3131735
          ----------------------   ----------------------------------
         (Commission File Number) (I.R.S. Employer Identification No.)

          Cambridge Center, 9th Floor, Cambridge, Massachusetts 02142
          -----------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (617) 234-3000
             ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                       N/A
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Item 2. Acquisition or Disposition of Assets

         On March 4, 1999, the assets of Miami Tower Associates Limited Partnership and Miami Retail Associates Limited Partnership (individually, an "Operating Partnership" and collectively, the "Operating Partnerships"), entities in which the Registrant holds an 88% interest, were sold to an unaffiliated third party for a purchase price of $72,833,000. After satisfaction of all closing costs and the indebtedness encumbering the assets, the net proceeds to the Operating Partnerships were approximately $32,000,000. However, pursuant to the terms of the Agreement of Purchase and Sale, the Operating Partnerships agreed not to distribute to the Registrant $1,000,000 of the net sale proceeds for a period of 18 months from the closing, which amount would be released if at such date the purchaser has not filed a written claim against the Operating Partnerships for breach of representation or warranty under the Agreement of Purchase and Sale.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (b)  Pro Forma Financial Information:

         The required pro forma financial information will be provided in Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998.

         (c)  Exhibits

         10.      Agreement for Purchase and Sale

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 8th day of March, 1999.

                                WINTHROP MIAMI ASSOCIATES LIMITED PARTNERSHIP

                                By: One International Associates, L.P.,
                                    Its General Partner

                                    By:  One International, Inc.,
                                         its General Partner

                                         By: /s/ Michael L. Ashner
                                             -----------------------
                                             Michael L. Ashner,
                                             Chief Executive Officer

                                  EXHIBIT INDEX



         Exhibit                                                     Page
         -------                                                     ----

10.      Agreement of Purchase and Sale, among Miami                   5
         Retail Associates Limited Partnership and
         Miami Tower Associates Limited Partnership and
         National Office Partners Limited Partnership, dated December 31, 1998.

                                                                   Exhibit 10







                         AGREEMENT OF SALE AND PURCHASE

                                 by and between

                 MIAMI RETAIL ASSOCIATES LIMITED PARTNERSHIP AND
                   MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP,
                       BOTH FLORIDA LIMITED PARTNERSHIPS,
                                    AS SELLER

                                       and

                  NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP,
                                  AS PURCHASER






                                NATIONSBANK TOWER
                                 MIAMI, FLORIDA

                                                      55
                                                 Table of Contents

ARTICLE 1.  Sale and Purchase.................................................4
ARTICLE 2.  Consideration for Conveyance......................................6
ARTICLE 3.  Earnest Money.....................................................6
ARTICLE 4.  Survey and Title Policy...........................................7
   4.1    Permitted Exceptions................................................7
   4.2    Survey..............................................................8
   4.3    Title Commitment....................................................8
   4.4    Survey and Title Commitment Review..................................8
ARTICLE 5.  Additional Items to be Furnished to Purchaser by Seller...........10
   5.1    Submission Items....................................................10
   5.2    Additional Submission Items.........................................11
   5.3    Confidentiality.....................................................11
   5.4    Information.........................................................11
   5.5    Tenant Estoppels....................................................12
   5.6    Ground Lease and Parking Rights Agreement Estoppels and Consent.....12
   5.7    Evidence of Partner Consent.........................................13
   5.8    City Lease Amendment................................................13
   5.9    Lighting Rights Agreements and Rooftop License Agreements...........13
ARTICLE 5A.  Representations and Warranties...................................14
   5A.1      Purchaser's Representations and Warranties.......................14
   5A.2      Seller's Representations and Warranties..........................14
ARTICLE 6.  Inspection and Audit..............................................23
   6.1    Inspection Period...................................................23
   6.2  Condition of Subject Properties.......................................24
6.3  Underground Storage Tank Inspection Period...............................21
ARTICLE 7.  Damage or Destruction Prior to the Closing........................25
   7.1    Damage or Destruction...............................................25
   7.2    Purchaser's Option..................................................26
   7.3    Purchaser's Option Less than Threshold Amount.......................26
   7.4    Estimated Cost of Repair, Replacement and Restoration...............27
   7.5    Condemnation........................................................27
ARTICLE 8.  Condition of Property.............................................27
   8.1    Condition Of Property...............................................27
   8.2    Purchaser's Additional Waivers......................................28
   8.3    Management of Subject Properties....................................28
   8.4    Modification or Renewals of Leases..................................29
   8.5    Personal Property...................................................30
   8.6    Further Encumbrances................................................30
   8.7    Copies of Documents.................................................31
   8.8    Notices.............................................................31
   8.9    contracting Prior to Closing........................................31
   8.10   Construction........................................................31
   8.11   Ground Leases, Parking Rights Agreements and Lighting Rights........31
           Agreement
   8.12   No Negotiations.....................................................32
ARTICLE 9.  Closing...........................................................32
   9.1    Date of Closing.....................................................32
   9.2    Purchaser's Conditions to Closing...................................32
   9.3    Seller's Closing Conditions.........................................33
   9.4    Delivery of Items At Closing By Seller..............................34
   9.5    Delivery of Items at Closing By Purchaser...........................36
   9.6    Prorations..........................................................36
   9.5    Errors and Omissions................................................39
   9.6 Purchaser's Costs......................................................39
   9.7    Seller's Costs......................................................39
   9.8    Possession..........................................................40
ARTICLE 10.  Real Estate Commission...........................................40
   10.1      Commissions......................................................40
ARTICLE 11.  Remedies on Default..............................................41
   11.1      Termination Of Contract By Purchaser.............................41
   11.2      Purchaser's Default..............................................41
   11.3      Seller's Default.................................................41
   11.4      Failure of Conditions............................................42
ARTICLE 12.  Miscellaneous....................................................42
   12.1      Notices..........................................................42
   12.2      Effective Date...................................................43
   12.3      Assignment.......................................................44
   12.4      Laws.............................................................44
   12.5      Modification.....................................................44
   12.6      Authority........................................................44
   12.7      Times And Dates..................................................44
   12.8      Descriptive Headings.............................................44
   12.9      Entire Contract..................................................45
   12.10     Construction.....................................................45
   12.11     Non-recordable...................................................45
   12.12     Third-Party Beneficiary..........................................45
   12.13     Legal Relationship...............................................45
   12.14     Indemnification..................................................45
   12.15     Return of Documents..............................................46
   12.16     Effect of Holidays...............................................46
   12.17     Completion of Documents..........................................47
   12.18     Non-Imputation...................................................47
   12.19     Severability.....................................................47
   12.20     Title Company....................................................48
   12.21     Attorneys Fees...................................................50
   12.22     Press Releases...................................................50
   12.23     Multiple Counterparts............................................50
   12.24     Personal Property and Office Space...............................50


Exhibits
         A - Legal Description
         B - Personal Property List
         C - Phase I Environmental Report
         D - Tenant Estoppel Certificate
         E - Form of Consent and Estoppel Agreement re: Ground Lease
         F - Form of Estoppel  Certificate  re:  Parking  Rights  Agreement
         G - City  Lease Amendment
         H -  Assignment  and  Assumption  re:  Ground  Leases
         I - Assignment and  Assumption  re: Parking Rights  Agreement
         J - Quitclaim Deed  [Improvements]
         K - Bill  of  Sale  and  General  Assignment
         L - Assignment and Assumption Agreement re: Miscellaneous Contracts and
              Other Rights
         M - Notice to Tenants
         N - Certification of Non-Foreign Status

Schedules
         5.1(d)     - TI Contracts
         5.1(e)     - List of Miscellaneous Contracts
         5A.2(g)(1) - Rent Roll
         5A.2(g)(3) - Subleases
         5A.2(g)(9) - Leasing Commission Agreements
         5A.2(m)    - Licenses and Permits
         8.4        - Proposed Leases

                         AGREEMENT OF SALE AND PURCHASE

     THIS AGREEMENT OF SALE AND PURCHASE ("Contract") is entered into as of the Effective Date (as defined in Section 12.2 below) by and between MIAMI RETAIL ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership and MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership (collectively referred to herein as "Seller") and NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser").


                          ARTICLE 1. Sale and Purchase

     Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller:

     (a) all right, title and interest of Seller in and to the real property described on Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to any and all strips or gores, roads, appurtenances, easements, streets and ways bounding such real property, and rights of ingress and egress thereto (the "Land");

     (b) the entire interest of the lessee in and under that certain Lease Agreement dated July 30, 1985 (the "Retail Lease") between The City of Miami, a Municipal corporation of the State of Florida, as landlord, and Centrust Realty and Construction Company, a Florida corporation, as tenant, as evidenced by the Short Form of Lease Agreement, recorded on April 14, 1987, in Official Records Book 13247, Page 440, which Lease Agreement was assumed by C.P. Retail, Ltd., a Florida limited partnership, and was further assumed by Miami Retail Associates Limited Partnership, a Florida limited partnership, together with any modifications, assignments, riders or amendments thereto (including that certain Maintenance Agreement made the 21st day of July 1986, among the City of Miami Department of Off-Street Parking, C.P. Retail Ltd. and C.P. Tower Ltd.);

     (c) the entire interest of the lessee in and under that certain Lease Agreement dated July 1, 1980 (the "Air Rights Lease") and recorded in Official Records Book 10830, at Page 569 of the Public Records of Dade County, Florida, between The City of Miami, a Municipal corporation of the State of Florida, as landlord, and Dade Savings and Loan Association, as tenant, a counterpart of which was recorded in Official Records Book 10820, at Page 1289, as assumed by C.P. Tower, Ltd., a Florida limited partnership and as further assumed by Miami Tower Associates Limited Partnership, a Florida limited partnership, together with any and all modifications, assignments, riders or amendments thereto (including that certain Maintenance Agreement made the 21st day of July 1986, among the City of Miami Department of Off-Street Parking, C.P. Retail Ltd. and C.P. Tower Ltd.) (collectively, the Retail Lease and Air Rights Lease are sometimes referred to herein as the "Ground Leases") (collectively, the Land and Ground Leases are sometimes referred to herein as the "Real Property");

     (d) all of Seller's right, title and interest in and to all improvements situated upon the Real Property owned by Seller, including, but not by way of limitation, those certain buildings, structures, fixtures and other improvements of every kind and nature presently situated on, in, under or hereafter erected, installed or used in, or about the Real Property and commonly known as Nationsbank Tower, Miami, Florida (collectively, the "Improvements");

     (e) all of Seller's right, title and interest in and to all personal property of every kind and nature now or hereafter installed, located, situated or used in, on or about, or in connection with the operation, use and enjoyment of the Real Property or the Improvements including, without limitation, all equipment, computers and software, air conditioning, heating and ventilating systems, all other mechanical systems, all carpets and other floor coverings, all drapes, shades and other window coverings, all furnishings and furniture, and all maintenance and other equipment, if any, affixed or located upon the Real Property or the Improvements, including, without limitation, the personal property listed on Exhibit "B", attached hereto and made a part hereof (collectively, the "Personal Property");

     (f) all of Seller's right, title and interest in and to all intangible property used by Seller in connection with all or any portion of the Real Property and/or the Improvements and/or the Personal Property, including, without limitation, all of Seller's right, title and interest in, to and under:
(i) the Leases (as defined in Section 5A.2(g) herein) and security deposits; all contract rights (including, without limitation, (x) the Miscellaneous Contracts (as defined herein) (except to the extent terminated pursuant to the terms of this Contract), (y) that certain Retail Parking Agreement dated July 21, 1986 between the Department of Off Street Parking and C.P. Retail, Ltd., as assigned to Seller and that Certain Tower Parking Agreement dated July 21, 1986 between the Department of Off Street Parking and C.P. Tower, Ltd., as assigned to Seller (collectively, the "Parking Rights Agreements"), and (z) that certain (a) Permit Agreement between C.P. Tower, Ltd., a Florida limited partnership, and the Metro Dade Transit Agency, which commenced January 16, 1987, as assigned to Seller, as extended by letter dated November 17, 1998 (b) Roof Lease Agreement between Ultramont Properties, N.V. and Miami Tower Associates Limited Partnership, dated January 1, 1995; and (c) Lease Agreement between Moreno Habit, as Trustee and Centrust Realty and Construction Company, dated October 4, 1985, as amended by Letter Amendment, dated January 22, 1987, as assigned to Seller (collectively, the Lighting Rights Agreements"); books, records, reports, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the Real Property and/or the Improvements and/or the Personal Property; (ii) all rights, if any, in and to any trade name used in connection with the Real Estate or Improvements, including, without limitation, the name "NationsBank Tower"; (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, certificates of occupancy, authorizations, franchises, utility rights, unexpired claims and other entitlements affecting any portion of the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to all or any portion of the Real Property (collectively, the "Intangible Property"); and

     (g) All right, title and interest of Seller in and to any unpaid insurance claims or proceeds or awards for damages to the Land and/or Improvements resulting from any casualty or any taking in eminent domain or by reason of change of grade of any street (the "Awards").

     The Real Property, Improvements, Personal Property, Intangible Property and Awards are hereinafter collectively referred to as the "Subject Properties".

                     ARTICLE 2. Consideration for Conveyance

     The purchase price for the Subject Properties is Seventy Two Million ($72,000,000) Dollars (the "Purchase Price"), subject to adjustment for all credits, prorations and closing costs provided for in this Contract, which shall be due and payable in cash or by wire transfer of immediately available federal funds at the closing of the transaction contemplated by this Contract ("Closing").

                            ARTICLE 3. Earnest Money

     Within one (1) business day after the Effective Date, Purchaser shall deliver to Seller the amount of $100.00 (the "Independent Consideration") as independent consideration for Purchaser's rights granted under Article 6 hereof. The Independent Consideration shall be non-refundable to Purchaser in the event of any termination of this Contract. Before the expiration of the Inspection Period (as defined in Section 6.2 herein) and provided Purchaser shall not have terminated this Agreement, Purchaser shall deliver to the Title Company (as defined in Section 4.3) as earnest money (into an escrow established in the Title Company's San Francisco, California office) by wire transfer of immediately available federal funds, or cashier's check the amount of Two Million Dollars ($2,000,000) (the "Earnest Money"). Purchaser shall also provide the Title Company with its federal tax identification number. The Title Company shall hold and disburse the Earnest Money in accordance with Section 12.20 of this Contract. Interest derived on the Earnest Money shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. If the sale contemplated by this Contract is consummated in accordance with the terms hereof, the Earnest Money shall be applied to the Purchase Price to be paid to Seller at the Closing.

     In the event the Title Company cannot comply with the obligations pursuant to this Article, Purchaser and Seller shall mutually select another title company. The Title Company must sign this Contract as evidence that the Title Company agrees to be bound by the obligations contained herein.

     IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT UNLESS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, UPON THE EXPIRATION OF THE INSPECTION PERIOD (AS DEFINED IN
SECTION 6.2 HEREOF), THE EARNEST MONEY SHALL THEREAFTER BE NONREFUNDABLE TO PURCHASER.

                       ARTICLE 4. Survey and Title Policy

     4.1 Permitted Exceptions. The Subject Properties are sold and are to be conveyed subject to the following (hereinafter the "Permitted Exceptions"):

     (a) Real estate taxes and special assessments for the current fiscal year not yet due and payable which shall be prorated pursuant to the terms of this Contract;

     (b) the Ground Leases;

     (c) the Parking Rights Agreements;

     (d) the Leases (as defined below);

     (e) Zoning and building laws, restrictions, regulations and ordinances of the municipality in which the Real Property is located, if any (excluding any violations of the same that arise after the Effective Date); and

     (f) any matters not  objected to or  otherwise  waived by  Purchaser  under
Section 4.4 hereof, and any matters objected to by Purchaser prior to the expiration of the Title Inspection Period which the Title Company (as such term is defined in Section 4.3 hereof) is willing to affirmatively insure pursuant to an endorsement in form and substance satisfactory to Purchaser.

     4.2  Survey.   By  Purchaser's   execution  of  this  Contract,   Purchaser
acknowledges receipt of a survey of the Real Property and Improvements as prepared by Biscayne Engineering Company, Inc., dated March 25, 1997 (the "Survey"). On or before January 5, 1999, Seller shall use all reasonable efforts to cause the Survey to be updated/revised and recertified in favor of Purchaser to a date subsequent to the Effective Date (the "Updated Survey") at Seller's sole cost and expense. Any matter identified on the Survey must be objected to by the Purchaser prior to the expiration of the Title Inspection Period in accordance with the provisions of Section 4.4 hereof or it shall be deemed a Permitted Exception. If this Contract is terminated, Purchaser will return the Survey and any copies thereof to Seller.

     4.3 Title Commitment. By Purchaser's execution of this Contract, Purchaser acknowledges receipt of: (i) a commitment for the issuance of an Owner's Policy of Title Insurance (the "Title Commitment") from Commonwealth Land Title Insurance Company (the "Title Company"), together with copies of all documents constituting exceptions to Seller's title as reflected in the Title Commitment; and (ii) UCC, tax, judgment and lien searches covering Seller and the Subject Properties (the "Searches").

     4.4 Survey and Title Commitment Review. Purchaser shall have until January 12, 1999 (the "Title Inspection Period") to review the Survey, the Searches, the Title Commitment and the documents referred to therein, and all documents and other materials pertaining to land use and zoning (the "Zoning Materials"), and to deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the Title Commitment, the Searches, Survey or the Zoning Materials (provided, however, notwithstanding anything to the contrary, Purchaser shall have an additional three (3) business days, regardless of the passage of the Title Inspection Period, following Purchaser's receipt of any updates to the Title Commitment, the Searches and the Survey to notify Seller of objections to items shown on any such updates which were not disclosed on the previously delivered reports). Except as provided in the immediately preceding sentence, any item to which Purchaser does not object prior to the expiration of the Title Inspection Period shall be deemed to be a "Permitted Exception". As to items to which Purchaser makes objections, Seller: (a) shall cure and payoff all mortgages, judgments and other liens of parties claiming by, through or under Seller which affect the Subject Properties which can be discharged by the payment of an uncontested liquidated monetary obligation and shall otherwise discharge and satisfy all matters described in Schedule B,
Section 1 of the Title Commitment(the "Liens"); and (b) may elect, in its sole discretion, to cure such other objections (the "Proviso (b) Objections"), such cure to include, but not limited to, the Title Company providing affirmative insurance over such objection(s) pursuant to an endorsement reasonably satisfactory to Purchaser. In the event Seller elects not to cure the Proviso
(b) Objections prior to the Closing, Seller will notify Purchaser of such election and Purchaser shall have the right, within five (5) days after Seller's notice, to either (i) terminate the Contract, in which event Purchaser shall receive a full refund of the Earnest Money, and no party hereto shall have any further rights hereunder except for Purchaser's liability pursuant to Articles 6 and 10 hereof and Seller's liability pursuant to Article 10 hereof, or (ii) waive such title and survey matters, without any reduction in the Purchase
Price, and proceed to the Closing, whereupon such waived title and survey matters shall also be deemed "Permitted Exceptions".

     In the event Seller elects to cure any Proviso (b) Objection and Seller is unable in good faith to cure same by the Closing, then Seller may extend the Closing for a period of time thereafter in order to cure same, but in no event shall the Closing be extended for more than thirty (30) days after the originally scheduled date (as same shall be amended pursuant to the terms of this Contract). If cure is unable to be effected within such extended thirty-day period, then Seller will notify Purchaser of its inability to effectuate a cure and Purchaser shall have the right, within five (5) days after Seller's notice, to either (i) terminate the Contract, in which event Purchaser shall receive a full refund of the Earnest Money, and no party hereto shall have any further rights hereunder except for Purchaser's liability pursuant to Articles 6 and 10 hereof and Seller's liability pursuant to Article 10 hereof, or (ii) waive such title and survey matters, without any reduction in the Purchase Price, and proceed to the Closing, whereupon such waived title and survey matters shall also be deemed "Permitted Exceptions".

     Seller agrees that it shall be a condition precedent to Purchaser's obligation to close the transactions contemplated by this Contract, that the Title Company will, upon payment of its standard charges and premiums by Seller and receipt of Seller's Affidavit of Title, issue the Owner's Title Policy (as hereinafter defined). As used herein, "Owner's Title Policy" shall mean an ALTA Owner's Policy of Title Insurance (Form B, 1970 extended coverage with 1984 modifications, including the creditor's rights exemption) dated as of the Closing, issued by the Title Company with such re-insurance as Purchaser may reasonably require in favor of Purchaser in the amount of the Purchase Price, insuring fee simple title to the Subject Properties as of the Closing, deleting standard exceptions 1 through 5, subject only to Permitted Exceptions and containing the following endorsements: Florida Form 9 (affirmative coverage for restriction violations), access and survey.

                   ARTICLE 5. Additional Items to be Furnished
                             to Purchaser by Seller

     5.1 Submission Items. Within three (3) business days after the Effective Date, Seller shall furnish to Purchaser copies of the following:

     (a) True, correct and complete copies of the Ground Leases;

     (b) True, correct and complete copies of the Parking Rights Agreements;

     (c) True, correct and complete copies of the Lighting Rights Agreements;

     (d) True, correct and complete copies of any and all outstanding tenant improvement contracts and/or capital contracts which are set forth on Schedule 5.1(d) attached hereto and made a part hereof (collectively referred to herein as "TI Contracts") affecting the Subject Properties.

     (e) True, correct and complete copies of all written service contracts, commission agreements, warranties or other agreements affecting the operation of the Subject Properties which are set forth on Schedule 5.1(e) attached hereto and made a part hereof (herein collectively the "Miscellaneous Contracts"). Purchaser shall assume all of the Miscellaneous Contracts at Closing, with the exception of: (i) Seller's leasing and management agreement with Winthrop Management ("Manager"), which shall be terminated by Seller, at Seller's cost, if any, on or prior to Closing; and (ii) those Miscellaneous Contracts which Purchaser identifies to Seller prior to the expiration of the Inspection Period, which Miscellaneous Contracts will be terminated by Seller, provided adequate notice is given by Purchaser to Seller to enable Seller to terminate the Miscellaneous Contracts and such termination is without cost or expense to Seller.

     (f) The most recent tax statements on the Subject Properties.

     (g) A list of the Personal Property certified as true and correct.

     (h) Roof-Window Cleaning Machine Permits, Elevator Permits, Electrical and Mechanical Plans, and Architectural Plans and Building Specifications (which shall be made available at the Real Property).

     (i) Such other documents as Purchaser may reasonably request and which are in the possession of the Seller or Manager, including, without limitation, true, correct and complete copies of the Leases which shall be made available at the Real Property.

     5.2 Additional Submission Items. With the execution of this Contract the Purchaser hereby acknowledges the receipt of a Phase I Environmental Site
Assessment Report and Asbestos Assessment Survey both dated June 1991 and prepared by Environmental Science and Engineering, Inc. the cover page of each report of which is attached hereto as Exhibit "C" and made a part hereof for identification purposes, and a letter dated December 30, 1998 from EE&G directed to the City of Miami - Division of Off-Street Parking also attached hereto as Exhibit "C" and made a part hereof (the "Environmental Reports").

     The items described in Sections 5.1 and 5.2 are hereinafter collectively referred to as the "Submission Items."

     5.3 Confidentiality. Seller and Purchaser and their representatives, including any brokers or other professionals, shall keep the existence and terms of this Agreement and all of the Submission Items and any other reports, documents or information given by Seller to Purchaser strictly confidential, except to the extent disclosure is compelled by court order, law or any securities reporting requirements, and then only to the extent of such compulsion, and except potential lenders, managers, underwriters, investors and the like and their agents, employees, consultants, managers, accountants, lawyers and other professional advisors on a need to know basis or third parties to the extent contemplated herein.

     5.4 Information. As an essential inducement to Seller to sell the Subject Properties to Purchaser on the favorable terms and conditions set forth in this Contract, Purchaser acknowledges and agrees that (except for the representations, warranties and covenants of Seller set forth herein and in Seller's Closing Documents (as hereinafter defined), or as otherwise provided herein): (i) all documents, materials, reports, studies and other information delivered or disclosed to Purchaser by Seller (the "Information") are being provided to Purchaser for informational purposes only and only as an accommodation to Purchaser; (ii) Seller had not made, is not making, and will not make any representation, warranty or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iii) any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Purchaser, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Purchaser against Seller, its employees, agents, or assigns such claims being expressly waived and relinquished by Purchaser.

     5.5 Tenant Estoppels. Within five (5) business days after expiration of the Inspection Period, Seller shall deliver to all tenants occupying space in the Improvements the form of estoppel (the "Form Estoppel") attached hereto as Exhibit "D" completed to include the applicable information requested therein from each tenant together with a written demand that each of such tenants return such estoppel within ten (10) days after its receipt thereof. This act by Seller places no duty or obligation upon Seller except to deliver the estoppel with such request as provided above and use reasonable efforts to obtain such Form Estoppels signed by all Tenants occupying space in the Improvements by February 16, 1999. In the event a Form Estoppel, free from any material and adverse exception, qualification or modification (provided, however any estoppel delivered by a Tenant free from any material and adverse exception in the form required by their respective Lease shall be deemed acceptable), is not delivered to Purchaser from: (i) all of the tenants whose leases demise at least one (1) full floor or more of the Improvements (the "Major Tenants"), and (ii) at least seventy-five percent (75%) of the square footage other than the Major Tenants (collectively, Purchaser's receipt of the Form Estoppel pursuant to this sentence shall be referred to hereinafter as the "Minimum Estoppel Requirement")by February 16, 1999, Seller shall not be deemed to have breached this Contract, but Purchaser shall have the option of terminating this Contract in accordance with Section 6.2 herein as its sole remedy.

     5.6 Ground Lease and Parking Rights Agreement Estoppels and Consent. Seller shall use its reasonable efforts to deliver to Purchaser on or before February 16, 1999 (i) a consent and estoppel agreement from the City of Miami, Florida, a Municipal Corporation in favor of Purchaser in substantially the same forms as Exhibit "E" attached hereto with respect to the Retail Lease and the Air Rights Lease; and (ii) Estoppel Agreements from the Department of Off-street Parking of the City of Miami in favor of Purchaser in substantially the same forms as Exhibit "F" attached hereto with respect to the Parking Rights Agreement. If Seller is unable, after reasonable effort, to obtain the aforementioned agreements, Seller shall not be deemed to have breached this Contract, but Purchaser shall have the option of terminating this Contract in accordance with
Section 6.2 herein as its sole remedy.

     5.7 Evidence of Partner Consent. Seller shall use its reasonable efforts to deliver to Purchaser on or before February 16, 1999 evidence, reasonably satisfactory to Purchaser, that it has obtained the consent of a majority in interest of the limited partners of Winthrop Miami Associates Limited Partnership to the sale of the Subject Properties pursuant to the terms of this Contract ("Partner Consent"). If Seller fails to notify Purchaser that such consent has been obtained on or before February 16, 1999, then Seller shall be conclusively deemed to have not obtained such consent. If such consents are not obtained, then Earnest Money and all interest earned thereon shall be promptly returned to Purchaser, Seller shall pay Purchaser $250,000 as liquidated damages and this Contract shall be null and void and no party shall have any further liability to the other hereunder except for Purchaser's liabilities under Articles 6 and 10 hereof and Seller's liability under Article 10 hereof. Seller and Purchaser agree that in the event such consent is not obtained by Seller, the damages that Purchaser may sustain as a result thereof would be difficult, if not impossible, to ascertain. Therefore, Seller and Purchaser agree that the Earnest Money and all interest thereon shall be paid to Purchaser and Seller shall pay Purchaser $250,000 as full and complete liquidated damages and as Purchaser's sole remedy.

     5.8 City Lease Amendment. Seller shall use its reasonable efforts to deliver to Purchaser on or before Closing an Amendment to Lease Agreement in substantially the same form as Exhibit "G" attached hereto (provided, however, any modification to such form requested by the landlord thereof shall not increase the liability of the lessee in any material respect). If Seller is unable, after reasonable effort, to obtain such Amendment, Seller shall not be deemed to have breached this Contract, but Purchaser shall have the option of termination of this Contract in accordance with Section 6.2 herein as its sole remedy.

     5.9 Lighting Rights Agreements and Rooftop License Agreements. Seller shall use reasonable efforts to deliver to Purchaser on or before Closing letters from
(i) the landlords of the Lighting Rights Agreements and (ii) the licensees under the following rooftop licenses: Metro Traffic; Motorola/Nextel; Motorola/Grand Hablad; MetroCall; Interactive Broadcasting; WTVJ; and Geotech confirming the current status of such agreements, in form and substance reasonably satisfactory to Purchaser. This act by Seller places no duty or obligation on Seller other than its agreement to use reasonable efforts to obtain such letters and shall not be a condition to Purchaser's obligations to close under the terms and conditions of this Contract.

                   ARTICLE 5A. Representations and Warranties

     5A.1   Purchaser's   Representations   and  Warranties.   Purchaser  hereby
represents and warrants to Seller, which representations and warranties shall be true and correct as of the date hereof and as of the Closing:

     (a) Legal Existence. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware;

     (b) Authority. The execution of this Contract and the consummation of all transactions contemplated hereunder: (i) are within the powers of Purchaser;
(ii) have been duly authorized by appropriate action; and (iii) will not conflict with, result in any breach of any of the provisions of, or constitute a default (or an event which upon the giving of any required notice or lapse of time would constitute a default) under Purchaser's organizational documents or the provisions of any agreement, court or administrative order, consent decree, or other instrument to which Purchaser is a party;

     (c) Enforceability. This Contract has been duly executed and delivered by Purchaser, and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity);and

     (d) Litigation. There are not (and, in the event Purchaser assigns its rights hereunder as provided for in this Contract to any entity, there will not be against such assignee), any actions, suits, or proceedings, pending or threatened, against Purchaser (or such assignee) in any court or before any administrative agency which would prevent Purchaser (or such assignee) from completing the transactions provided for herein.

     5A.2 Seller's Representations and Warranties. Seller hereby covenants, represents and warrants the following to Purchaser, which representations and warranties shall be true and correct as of the date hereof and as of the
Closing:

     (a) Legal Existence. Each Seller is a limited partnership duly organized and validly existing under the laws of the State of Florida.

     (b) Authority. Except for the approval described in Section 5.7 herein which is a condition to Closing, the execution of this Contract and the consummation of all transactions contemplated hereunder: (i) are within the powers of Seller; (ii) have been duly authorized by appropriate action; and
(iii) will not conflict with, result in any breach of any of the provisions of, or constitute a default (or an event which upon the giving of any required notice or lapse of time would constitute a default) under Seller's organizational documents or the provisions of any agreement, court or administrative order, consent decree, or other instrument to which Seller is a party.

     (c) Enforceability.  Except for the approvals described in Sections 5.6 and
5.7 which is a condition to Closing, all consents, authorizations and approvals which may be required in order for Seller to enter into this Contract or consummate the transactions contemplated hereby have been obtained. The person executing this Contract on behalf of Seller has been duly authorized and empowered to bind Seller to this Contract. This Contract has been duly executed and delivered by Seller, and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).

     (d) Third Party Approval. No approval, consent, order, or authorization of or designation, registration, or declaration with, any governmental authority is required in connection with the valid execution and delivery of and, subject to the requirements of Section 5.6 herein, compliance with this Contract by Seller.

     (e) Non-Foreign Person. Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

     (f) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Seller threatened against or affecting the Seller, or to which Seller is a party, in any court, before any arbitrator or before or by any governmental body which: (i) in any manner raises any question affecting the validity or enforceability of this Contract or any other agreement or instrument to which Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Contract; or (ii) to Seller's knowledge could materially and adversely affect the Subject Properties, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     (g) Leases.

          1. Lease Schedules. The schedule attached hereto as Schedule 5A.2(g)(1) (the "Rent Roll") is true, correct and complete in all material respects with respect to all matters shown thereon, including, without limitation: (i) the leases (including without limitation, all space leases, storage space leases, antenna leases or licenses, and parking space agreements), licenses, tenancies and other occupancy agreements now in effect at the Subject Properties (each a "Lease" and collectively, the "Leases"); (ii) the identities of the tenants or current occupants under the Leases (the "Tenants"); (iii) any delinquencies under the Leases; (iv) the space occupied by the Tenants (including the suite number); (v) the commencement and expiration dates of the Leases; (vi) the current annual and monthly rents payable thereunder; and (vii) the security deposits held by the landlord under any of the Leases. At Closing, Seller shall provide Purchaser with a true, correct and complete copy of an updated Rent Roll as delivered to Seller by Manager certified by Seller dated not earlier than five (5) days prior to Closing.

          2. Delivery of Leases. True and complete copies of all Leases and all amendments, guarantees and other documents relating thereto shall be made available to Purchaser in accordance with Section 5.1 hereof.

          3. Occupancy/Subleases. The Leases are in full force and effect. All Tenants set forth on the Rent Roll have accepted occupancy of their respective premises and are paying rent in the amount set forth on the Rent Roll, with the exception of Howe, Solomon, Hall Financial which occupies Suite 4200 which is delinquent in their rent. To Seller's knowledge and except as disclosed on Schedule 5A.2(g)(3) (the "Subleases"), there are no subleases in effect at the Subject Properties.

          4. No Tenant Notices. Except as set forth on the Rent Roll attached hereto, neither Seller nor Manager has: (i) received any written notice from any Tenant that the landlord is in default under the terms of its Lease; or (ii) received any written notification from any Tenant that it disputes the computation of the rents payable pursuant to its Lease.

          5. No Prepaid Rent. No Tenant has paid any rent for more than one (1) month in advance, except as may otherwise be set forth on the Rent Roll.

          6. Tenant Default. Except as set forth on the Rent Roll attached hereto, no Tenant is in monetary default, and to Seller's knowledge no Tenant is in non-monetary default under the Leases with the exception of Howe, Solomon, Hall Financial which occupies Suite 4200.

          7. Landlord Default. Seller is not in default in its obligations as landlord under any of the Leases and to Seller's knowledge no offset or abatement is presently available to, or has been asserted in writing by, any Tenant under any Lease, including, without limitation, those relating to the calculation of any additional rentals payable by Tenants with respect to the costs of operating the Improvements and allocation of taxes, insurance, and leasehold payments made under the Ground Leases and other matters paid by Tenants, with the possible exception of an overpayment by Nationsbank of operating expenses in the amount of $6,908.

          8. Tenant Improvements/Pre-Closing Leasing Commissions. Except as provided for by Section 8.4 herein, all tenant improvement work to be performed by or on behalf of the landlord under any of the Leases as set forth on Schedule 5.1(d) (or prospective leases set forth on Schedule 5.1(d)) has been or will be performed and fully paid for by Closing or such amounts shall be adjusted for as provided by Section 9.6 of this Contract, and all leasing commissions with respect to the Leases in effect as of Closing (or prospective leases set forth on Schedule 5.1(d)) have been or will be satisfied on or before Closing or such amounts shall be adjusted for as provided by Section 9.6 of this Contract.

          9. Post-Closing Leasing Agreements. Except as disclosed on Schedule 5A.2(g)(9), there have been no agreements with brokers or other parties entered into during the period of Seller's ownership of the Subject Properties providing for the payment from and after Closing by Seller or Seller's successor-in-interest of any leasing commissions, fees or other compensation for or with respect to procuring tenants of the Subject Properties or otherwise in connection with the Leases or any renewal or expansion thereof.

          10. Concessions. Except as set forth on Schedules 5A.2(g)(1) or 5.1(d) attached, no Tenant is entitled to any rent concession, rent-free occupancy, tenant improvement allowance, space plan allowance, or reduction or abatement of rent or other monetary concession or inducement that has not yet been satisfied in connection with such Tenant's occupancy pursuant to its Lease.

          11. TI Contracts. Schedule 5.1(d) is a true, correct and complete list of all TI Contracts.

     (h) Miscellaneous Contracts. The schedule attached as Schedule 5.1(e) is a true, correct and complete list, as of the Effective Date, of all of the Miscellaneous Contracts. The Miscellaneous Contracts are in full force and effect. True, correct and complete copies of the Miscellaneous Contracts will be made available to Purchaser in accordance with Section 5.1 hereof. The Miscellaneous Contracts are free from any default by Seller and, to Seller's knowledge free from any default by any other party thereto. There are no oral contracts or agreements affecting the Improvements which would be binding upon Purchaser after the Closing.

     (i) Insurance. All premiums due on all insurance policies maintained by Seller with respect to the Subject Properties have been paid by Seller and Seller will maintain such insurance policies from the Effective Date through the Closing or earlier termination of this Contract.

     (j) Compliance With Laws. Neither Seller nor Manager has received any written notice that the Subject Properties are not in full compliance with, and to Seller's knowledge, Seller and the Subject Properties are in full compliance with, all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental and quasi- governmental authorities in effect as of the Effective Date with respect to the Subject Properties (collectively, "Laws"), including, without limitation: (i) the Americans with Disabilities Act, 42 U.S.C. Section 12102, et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto; and (ii) all Laws with respect to zoning, building, fire and health codes and sanitation.

     (k) Employees. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller or the Subject Properties.

     (l) Condemnation; Special Assessments. Except for (i) liens and assessments pursuant to Chapter 84-10 of the Metropolitan Dade County Code, State of Florida (pertaining to water and sewer charges), (ii) Resolution No. R-895-97 as shown as item 23 of the Title Commitment (FM782508) (pertaining to an assessment for the downtown component of the Metro Rail System in Miami), and (iii) the City of Miami Fire/Rescue annual assessment, there is no pending or to Seller's knowledge contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect the Subject Properties or any part thereof in any way whatsoever.

     (m) Licenses and Permits. Attached hereto as Schedule 5A.2(m) are true, correct and complete copies of the licenses and permits ("Licenses"), as amended and in effect which to Seller's knowledge are necessary for the use and operation of the Subject Properties, with the exception of certificates of occupancy for the individual Tenant spaces. To Seller's knowledge each of the Licenses is in full force and effect and in good standing, and neither Seller nor Manager has received written notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification.

     (n) Ground Leases. True, correct and complete copies of the Ground Leases will be made available to Purchaser in accordance with Section 5.1 hereof. The Ground Leases are free from any default by Seller and, to Seller's knowledge free from default by any other party.

     (o) Parking Rights Agreements. True, correct and complete copies of the Parking Rights Agreements will be made available to Purchaser in accordance with
Section 5.1 hereof. The Parking Rights Agreements are free from any default by Seller and, to Seller's knowledge free from default by any other party.

     (p) Lighting Rights Agreement. True, correct and complete copies of the Lighting Rights Agreement will be made available to Purchaser in accordance with
Section 5.1 hereof. The Lighting Rights Agreement are free from any default by Seller and, to Seller's knowledge free from default by any other party.

     (q) No Encumbrance. Other than the Ground Leases, the Leases, the Subleases, the Miscellaneous Contracts, the Parking Rights Agreements, the Lighting Rights Agreements, this Contract and the Permitted Exceptions, there are no agreements or encumbrances which will be binding on Purchaser after the Closing and which grant parties the right to possession of any portion of the Subject Properties, and no parties are in possession of any portion of the Subject Properties except parties claiming under such agreements.

     (r) No Pending Sale Contracts. Except for this Contract, Seller has not entered into any other currently effective agreements for the sale of the Subject Properties, nor are there any currently existing rights of refusal or options to acquire title to the Subject Properties in favor of any person or entity except Purchaser.

     (s) Environmental. Except as may be disclosed in the Environmental Reports:

          (1) Seller has not generated, managed, treated or kept any Hazardous Materials on the Subject Properties in violation of Environmental Laws or in quantities requiring remediation under Environmental Laws;

          (2) There has not been a Release by Seller, nor, to Seller's knowledge, by any third party in violation of Environmental Laws of Hazardous Materials into, onto, or out of the Subject Properties; and

          (3) To Seller's knowledge, no underground Hazardous Materials storage tanks currently exist on the Land.

          The terms "Hazardous Material", "Environmental Laws" and "Release" shall have the meaning set forth hereinbelow.

          "Hazardous Material" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form and polychlorinated biphenyls ("PCBs") other than levels or forms of such substances as are or may be naturally occurring on the Land; and (b) any waste, chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "toxic substances", "toxic pollutants", "contaminants", or "pollutants" or words of similar import, under any applicable Environmental Laws as those laws exist on the Effective date; provided, however, Hazardous Materials do not include any product, waste chemical, material or substance that is, used in connection with (x) the ordinary course of Seller's business at, use of and maintenance (including landscaping) activities on the Subject Properties, which are consistent with ordinary business at, use and maintenance of a commercial office building and are in compliance with Environmental Laws in all material respects, and (y) personal ordinary consumer products of Seller, which have been kept and used in compliance with Environmental Laws in all material respects.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance or code in effect and applicable to the Subject Properties on the Effective Date, and any judicial or administrative order, consent decree, judgment or directive in effective and applicable to the Subject Properties on the Effective Date, relating to the protection of environment or natural resources, or Hazardous Materials, including without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9501 et. seq., ("CERCLA") the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.ss. 9601 et. seq., the Federal Toxic Substance Control Act, 15 U.S.C. ss.ss. 2601 et. seq., the Federal Resource Conversation and Recovery Act, 42 U.S.C. ss.ss. 6901 et. seq., the Federal Hazardous Material Transportation Act, 49 U.S.C ss.ss. 1801 et. seq., the Federal clean Air Act, 42 U.S.C. ss. 7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et. seq., and the regulations promulgated pursuant thereto.

          "Release"  means  any  release,  spill,  emission,  leaking,  pumping,
          injection,  deposit,  disposal,  discharge,   dispersal,  leaking,  or
          migration into the environment of Hazardous Materials.

          Seller represents that the Environmental Reports are all the reports pertaining to environmental matters within their possession, and that it has delivered true, correct and complete copies of all such reports to Purchaser.

     (t) Personal Property. Seller owns, or will own as of the Closing, all of the Personal Property free and clear of all liens and claims by third parties, except those encumbrances, if any, which will be discharged on or before the Closing.

     (u) Mechanic's Liens. Except as disclosed in the Title Commitment, there are no unpaid charges, costs or expenses for the Subject Properties which could give rise to any mechanic's or materialmen's or other statutory lien against the Subject Properties, except those charges, costs and expenses that are not past due and will be paid by Seller in the ordinary course of Seller's business on or before the Closing.

     (v) No Right of Possession. Other than the Ground Leases, Parking Rights Agreements, Lighting Rights Agreements, Leases, Subleases, and the Miscellaneous Contracts, this Contract, and the Permitted Exceptions there are no agreements or encumbrances which will be binding on Purchaser after the Closing and which grant parties the right to possession of any portion of the Subject Properties, and no parties are in possession of any portion of the Subject Properties except parties claiming under such agreements.

     As used in this Contract, the words "to Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Peter Braverman, Carolyn Tiffany and Mark Smith without such individuals having any obligation to make any independent inquiry or investigation whatsoever. Nothing in this Contract shall be deemed to create or impose any personal liability of any kind whatsoever on the within named individuals.

     The representations and warranties of Seller contained in this Contract will survive the Closing for a period of one year and six months after the Closing except with respect to breaches alleged or claims made in writing by Purchaser as provided in the next sentence, as to which the representations and warranties shall survive until such claims are resolved (the "Claims Period"); and any claim based upon any alleged breach thereof must be alleged (in writing) within such one year and six months period. Failure to give written notice on any alleged breach or claim within the time period specified herein shall constitute a waiver of any such claim. In addition, and notwithstanding any other provision of this Contract, if Purchaser has actual knowledge of any misrepresentation or breach of Seller on or prior to Closing, and nevertheless proceeds to close, then Purchaser shall be deemed to waive, and hereby waives, any such misrepresentation or breach. Seller agrees not to distribute $1,500,000 of Closing proceeds to any of its partners during the Claims Period, and shall otherwise hold such funds unencumbered, and will not pledge such amounts as security for other obligations (the "Covenant not to Distribute"). Seller represents and warrants to Purchaser that following the Closing Seller shall have no obligations or liabilities whatsoever, except trade creditors in the ordinary course of its business for which Seller has made or will make adequate reserves for payment, and the obligations of Seller hereunder which shall survive Closing and the obligations of Seller with respect to the Subject Properties for periods prior to the Closing. The provisions of this paragraph shall survive the Closing.

                         ARTICLE 6. Inspection and Audit

     6.1 Inspection Period. Purchaser shall have until Closing to make all audits, inspections or investigations desired by Purchaser, subject to Seller's requirements as hereinafter set forth. Purchaser shall give Seller at least 24 hours prior notice of Purchaser's intention to enter the premises for the purpose of conducting any inspections or tests and shall afford Seller or its representatives the opportunity to be present. Purchaser and Purchaser's accountants, lenders, attorneys or other representative(s) shall have the right, during regular business hours and upon reasonable notice, to:

     (a) interview the Manager regarding the management or operation of the Subject Properties and to inspect the Leases and books, records and files of the Subject Properties that are in the Manager's possession or control and interview the Major Tenants provided such interviews are arranged through Manager and initial introductions are conducted by Manager;

     (b) inspect the books, records and files relating to the condition or operation of the Subject Properties that are in the possession or control of Seller;

     (c) subject to the rights of the Tenants, at Purchaser's sole risk and expense, inspect the Real Property and Improvements and make such tests, surveys and inspections as Purchaser deems necessary, including, without limitation, soil tests, topographical surveys, structural and foundation surveys, concrete tests, roof inspections, equipment inspections and environmental inspections. Purchaser shall exercise (and cause its agents and employees to exercise) due care and ordinary prudence in performing such surveys, inspections and tests and shall not exercise such right in a manner that unreasonably interferes with the operation of the Subject Properties or disrupts any Tenant. Seller shall have the right to disapprove of Purchaser's agents and/or methods of the proposed tests and inspections on the grounds that such proposed tests or inspections are overly invasive and/or intrusive (e.g. Phase II environmental investigations), in which case, Purchaser may propose reasonable alternative agents or testing methods or terminate this Contract as provided in Section 6.2 below. Purchaser, at its own cost and expense, promptly shall repair any damage to the Subject Properties resulting from such surveys, tests or inspections to Seller's reasonable satisfaction. Purchaser shall indemnify, defend, save and hold harmless Seller from and against any and all claims, liens (including, without limitation, mechanic's and materialman's liens), actions, suits, proceedings, costs, expenses, damages or other liabilities, including, without limitation, attorneys' fees and court costs, arising out of Purchaser's inspection rights hereunder; provided, however, Purchaser shall not be obligated to indemnify Seller for any claim, loss or cause of action caused by Seller's or its agent's negligence or willful misconduct or any physical condition existing on the Property prior to Purchaser's entry regardless of whether the same is discovered by Purchaser or its agents. Prior to Closing, Seller, Purchaser and their respective contractors and representatives shall keep confidential any and all information, documents and reports obtained or prepared by them relating to the Subject Properties; provided, however, that the foregoing shall not prohibit disclosure where required by applicable law or court order or as required to comply with applicable rules of any securities exchange. At Seller's request, Purchaser shall furnish to Seller true and correct copies of all final third party environmental studies, tests and surveys undertaken and completed in connection with such inspections; provided, however, the same shall be delivered to Seller without any representation or warranty by Purchaser as to the accuracy or completeness thereof; and

     (d) prior to entering the Real Property and Improvements, Purchaser shall deliver to Seller a certificate of insurance, in form reasonably acceptable to Seller, to evidence commercial general liability coverage (bodily injury and property damage) in the amount of $1,000,000.00 combined single limit, which policy or policies shall name Seller as an additional insured.

     The indemnity and confidentiality provisions of this Section 6.1 shall survive the Closing or the termination of this Contract.

     6.2 Condition of Subject Properties. In the event that: (i) Purchaser, during the period commencing on the Effective Date and ending on December 31, 1998 (the "Inspection Period"), disapproves of the condition of the Subject Properties or the Submission Items, or (ii) in the event that the Minimum Estoppel Requirement is not satisfied and/or the Ground Lease and Parking Rights Agreement Estoppels and Consents are not obtained by February 16, 1999, or (iii) an executed City Lease Amendment is not obtained by the date which is ten (10) days prior to Closing, Purchaser, in its sole and absolute discretion, may terminate this Contract by delivering written notice to Seller terminating this Contract ("Notice of Termination") within the time periods provided in the next sentence. The Notice of Termination must be delivered to Seller with respect to Purchaser's disapproval under (i) above on or prior to the expiration of the Inspection Period, and with respect to the failure to receive the items called for under (ii) above, on or prior to February 18, 1999, and with respect to the failure to receive the item called for under (iii) above three (3) business days before Closing. In the event Purchaser so terminates this Agreement, Purchaser shall be entitled to a return of the Earnest Money, and no party hereto shall have any further obligations hereunder except Purchaser's liabilities under Articles 6 and 10 hereof and Seller's liability under Article 10 hereof. In the event that Purchaser fails to give the Notice of Termination within the time periods prescribed above, Purchaser shall be deemed to have waived its rights to terminate this Contract under this Section 6.2.

     6.3 Underground Storage Tank (UST) Inspection Period. Purchaser shall have until January 15, 1999 to investigate the status and condition of the UST which is identified in the Environmental Reports. In the event Purchaser determines that it may incur costs pertaining to the UST not exceeding $100,000 in its reasonable judgment, then Seller shall be obligated to pay such costs in an amount of up to $100,000. Seller, at its option, shall either deposit an amount up to $100,000 as agreed to by Seller and Purchaser in escrow pursuant to an escrow agreement, the terms and conditions of which are mutually acceptable to Seller and Purchaser, or provide a credit to Purchaser against the Purchase Price in such amount. In the event it is determined that such costs shall equal or exceed $100,000, then either (a) Seller may elect to fund such amounts as provided above and the parties shall proceed to Closing pursuant to the terms and conditions of this Contract, or (b) Seller may decline to fund such excess costs, and thereafter, Purchaser may either elect to (i) assume the obligation to pay such excess costs (provided Seller shall be obligated to credit Purchaser $100,000 against the Purchase Price), and the parties shall proceed to Closing pursuant to the terms and conditions of this Contract, or (ii) terminate this Contract by providing written notice to Seller of its election to terminate by January 20, 1999, and thereafter the Earnest Money together with all interest earned thereon shall be returned to Purchaser by the Title Company, and no party hereto shall have any further obligations hereunder except Purchaser's liabilities under Articles 6 and 10 hereof and Seller's liability under Article 10 hereof. In the event that Purchaser fails to give the notice of termination by January 20, 1999, Purchaser shall be deemed to have waived its rights to terminate this Contract under this Section 6.3.

              ARTICLE 7. Damage or Destruction Prior to the Closing

     7.1 Damage or Destruction. Until Closing, the risk of loss or damage to the Subject Properties by fire or other casualty is assumed by Seller, but without any obligation on the part of Seller to repair or replace any such loss or damage. Seller shall notify Purchaser of the occurrence of any such loss or damage to the Real Property and Improvements ("Seller's Notice") within five (5) days after such occurrence or by the day of Closing, whichever first occurs. If:
(i) the estimated cost of repair, replacement or restoration of such loss or damage (as defined in Section 7.4 hereof) to the Real Property and Improvements is equal to or in excess of One Million Dollars ($1,000,000) (the "Threshold Amount"), or (ii) Tenants comprising in the aggregate five percent (5%) of the square footage of the Improvements exercise their right to terminate their leases in accordance with the terms of such Leases ("Tenant Termination Event") then Purchaser may upon notice to Seller, terminate this Contract, in which event this Contract shall be terminated and of no further force or effect and no party hereto shall thereafter have any further rights against, or obligations or liabilities to, any other by reason of this Contract except for Purchaser's liability pursuant to Articles 6 and 10 and Seller's liability pursuant to
Article 10 hereof and any monies paid by Purchaser as Earnest Money and all interest thereon shall be returned to Purchaser and all insurance proceeds shall be paid to Seller.

     7.2 Purchaser's Option. If Purchaser fails to terminate this Agreement within fifteen (15) days following Purchaser's receipt of the estimate to be provided under Section 7.4, then Purchaser shall complete the purchase in accordance with this Contract without reduction of the Purchase Price; provided, however: (x) Seller shall turn over to Purchaser at the Closing the net proceeds actually collected by Seller under the provisions of any hazard insurance policies to the extent that they are attributable to loss of or damage to the Subject Properties, less any sums theretofore reasonably expended by Seller in repairing or replacing such loss or damage or in collecting such proceeds, (y) Seller shall assign its rights with respect to such casualty under any insurance policies (excluding amounts for any rental loss occurring prior to closing), and
(z) Purchaser shall receive a credit against the Purchase Price for the deductible under Seller's insurance policy. If Purchaser elects or is deemed to have elected pursuant to the terms of this Contract to proceed to Closing hereunder, the Seller shall not compromise, settle or adjust any claims to such proceeds or awards without the Purchaser's prior written consent, not to be unreasonably withheld, conditioned or delayed.

     7.3 Purchaser's Option Less than Threshold Amount. If the estimated cost of repair, replacement or restoration of such loss or damage to the Real Property and Improvements is less than the Threshold Amount and a Tenant Termination Event does not occur, Purchaser shall complete the purchase in accordance with
Section 7.2 above.

     7.4 Estimated Cost of Repair, Replacement and Restoration. The term "estimated cost of repair, replacement and restoration" or "estimated value of such portion of the Real Property and Improvements to be taken" shall mean a firm bid for the actual cost of repair and restoration obtained by Seller from a reputable contractor, reasonably acceptable to Purchaser, regularly doing business in the locality where Subject Properties are located. Such estimate shall be obtained by Seller within twenty (20) days of the date of delivery of the Seller's Notice. In the event such estimate has not been obtained prior to the originally scheduled Closing Date, the Closing shall be delayed until ten
(10) business days following the date on which such estimate is provided to Purchaser, but in any event no later than April 30, 1999.

     7.5 Condemnation. If a proceeding for any taking is pending or threatened in writing prior to the Closing by any governmental or quasi-governmental body or agency in the exercise of the power of eminent domain, then Purchaser, upon notice to Seller, may terminate this Contract, in which event the Earnest Money and all interest thereon will be returned to Purchaser and all condemnation awards and proceeds shall be paid to Seller and no party hereto shall thereafter have any further rights against, or obligations or liabilities to, any other by reason of this Contract except for Purchaser's obligations and liabilities pursuant to Articles 6 and 10 hereof and Seller's liability pursuant to Article 10 hereof. If this Contract is not so terminated and the Closing hereunder is completed, all condemnation awards and proceeds shall be paid to Purchaser.

                        ARTICLE 8. Condition of Property

     8.1 CONDITION OF PROPERTY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS CONTRACT AND SELLER'S CLOSING DOCUMENTS, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER SHALL ACCEPT THE CONVEYANCE OF THE SUBJECT PROPERTIES IN THEIR PRESENT CONDITION, "AS-IS, WHERE-IS," SUBJECT TO ALL PATENT AND LATENT DEFECTS, IF ANY, WITH NO REPRESENTATION OR WARRANTY BY SELLER AS TO THEIR FITNESS, SUITABILITY, HABITABILITY, OR USABILITY, INCLUDING BUT NOT LIMITED TO, (I) THE QUALITY OR CONDITION OF THE IMPROVEMENTS AND THE REAL PROPERTY INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (II) THE MANNER OF OPERATING THE SUBJECT PROPERTIES AND THE EXPENSES RELATED THERETO,
(III) THE COMPLIANCE OF THE SUBJECT PROPERTIES WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY, AND (IV) THE NATURE AND EXTENT OF ANY SERVITUDES, RIGHTS-OF-WAY, LEASES, POSSESSION, LIENS, ENCUMBRANCES, LICENSES, RESERVATIONS, CONDITIONS OR OTHERWISE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS CONTRACT AND SELLER'S CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION WITH RESPECT TO THE SUBJECT PROPERTIES' CONDITION MADE BY SELLER AND ACCEPTS THE SUBJECT PROPERTIES UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES MADE BY SELLER WITH RESPECT TO THE CONDITION OR VALUE OF THE SUBJECT PROPERTIES. PURCHASER DECLARES THAT IT IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE SUBJECT PROPERTIES AND THEREFORE ACKNOWLEDGES THAT IT WILL RELY SOLELY ON ITS OWN INVESTIGATION AND EXAMINATION OF THE SUBJECT PROPERTIES, WHICH IT IS QUALIFIED TO MAKE, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS CONTRACT AND IN SELLER'S CLOSING DOCUMENTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS CONTRACT AND IN SELLER'S CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATION AS TO ANY ENVIRONMENTAL MATTERS RELATING TO THE SUBJECT PROPERTIES INCLUDING, WITHOUT LIMITATION, SOIL CONDITIONS, PURCHASER HAVING BEEN GIVEN THE INSPECTION PERIOD TO SATISFY ITSELF THAT THERE ARE NO HAZARDOUS MATERIALS (AS DEFINED IN
SECTION 5A.2(s)) ON OR IN THE SUBJECT PROPERTIES THAT WOULD CAUSE EITHER STATE OR FEDERAL AGENCIES TO ORDER A CLEANUP OF THE SUBJECT PROPERTIES UNDER ANY ENVIRONMENTAL LAW (AS DEFINED IN SECTION 5A.2(s). THE PROVISIONS OF THIS SECTION
8.1 SHALL SURVIVE CLOSING.

     8.2 Purchaser's Additional Waivers. Except for the covenants, representations and warranties of Seller expressly set forth in this Contract and Seller's Closing Documents, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defects, errors, omissions, or on account of any other property conditions affecting the Subject Properties as Purchaser is purchasing the Subject Properties AS IS, WHERE IS and WITH ALL FAULTS.

     8.3 Management of Subject Properties. Seller agrees that it will continue to cause the Subject Properties to be managed and operated by Manager through the Closing in a manner consistent with the manner currently being practiced, including, without limitation, the payment and performance of all obligations required to be paid or performed under the Ground Leases, Parking Rights Agreements, Lighting Rights Agreements, Leases, Laws, the Miscellaneous Contracts and TI Contracts (as defined herein) and Seller shall cause Manager to maintain the physical condition of the Subject Properties in substantially their current condition and in compliance with laws, reasonable ordinary wear and tear and damage by Purchaser and its agents and by fire and casualty excepted; provided, however, Seller shall not be obligated to expend in excess of $500,000 for any capital repair or improvement of the Subject Properties, provided the foregoing limitation shall not apply to usual and customary maintenance. Seller shall direct its managing agent to forward all correspondence under the Leases originating after the Effective Date to Purchaser. Except for limited representations and warranties specifically set forth in this Contract and Seller's closing documents, Seller makes no representations and assumes no responsibility with respect to continued occupancy of the Real Property and Improvements or any part thereof by any Tenant. Prior to Closing, Seller shall obtain the prior consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed, before enforcing its rights under any Lease against any Tenant. Except as set forth in Section 8.4 below, from and after the Effective Date, Seller shall not terminate or modify any of the Leases or enter into any new Leases without the prior written consent of Purchaser. Furthermore, Seller shall not grant any consent to any assignment or sublease under any Lease unless, in Seller's good faith judgment, it is obligated to grant such consent.

     8.4 Modification or Renewals of Leases. Seller will advise Purchaser in writing of any pending renewal or modification of an existing Lease or any proposed new lease of space in the Improvements that is acceptable to Seller, in its sole and absolute discretion, and prior to the execution thereof will provide to Purchaser a copy of the new lease or renewal or modification (collectively, the "Proposed Lease") and written specifications ("Specifications") of certain terms and conditions with respect thereto, including, among other things, location of the leased premises, rental rate, term, options or renewals (if any), tenant improvement costs and leasing commissions and Costs (as defined below) anticipated to be incurred in connection therewith. Without limiting the foregoing, it is understood and agreed that the lease proposals identified on Schedule 8.4 which are currently being negotiated or finalized by Seller shall each constitute a Proposed Lease as to which Purchaser's approval is required as provided herein. Commencing upon the Effective Date, Purchaser shall have the right, which right shall be exercised within a period of five (5) business days after receipt of the Proposed Lease and Specifications, within which to approve or disapprove in writing such Proposed Lease for space in the Improvements. Notice to Seller of such approval or disapproval must be received by Seller within such five (5) business day period. If Purchaser so approves, then all costs identified in the Proposed Lease or Specifications, together with the reasonable third party costs of negotiating such lease, including reasonable attorneys fees, and any architectural or engineering fees (collectively "Costs"), shall be the responsibility of Purchaser and Purchaser shall reimburse Seller at Closing for Costs paid by Seller in connection therewith. If Purchaser fails to approve or disapprove within such five (5) business day period, Seller shall provide Purchaser notice of such five (5) business day period expiration, and one (1) day after such notice Purchaser shall be deemed to have approved such proposed modification or renewal of the existing Lease or such proposed new Lease.

     If within such five (5) business day period and one day period, Purchaser disapproves of any Proposed Lease, Seller shall not enter into any of such agreements unless this Contract is terminated. Notwithstanding the provisions of this Section 8.4, any renewal, expansion or option granted to a Tenant under an existing Lease shall not be subject to the provisions of this Section 8.4 and Purchaser shall accept the Subject Properties subject to the express terms of such Lease, as so renewed, expanded or optioned, and shall assume all duties, obligations and liabilities under any and all agreements in relation to paying any Costs in connection therewith including, without limitation, reimbursing Seller at Closing for any Costs paid by Seller prior to Closing. Purchaser's duties and obligations under this Section 8.4, including, without limitation, its obligations to pay all Costs, shall survive the Closing. Notwithstanding the foregoing, the provisions of the immediately preceding paragraph shall not permit Seller to enter into any agreement amending or modifying the terms of any existing Lease with respect to the exercise by any Tenant of any right or option granted to such Tenant therein without the prior written consent of Purchaser as provided in the first paragraph of this Section 8.4, including, by way of example and not by way of limitation, entering into any agreement with a Tenant establishing the market rate to be paid pursuant to a lease or increasing or decreasing the amount of space to which a renewal option applies.

     8.5 Personal Property. Seller shall not transfer nor remove any Personal Property that is material to the operation or value of the Land and Improvements subsequent to the Effective Date unless Seller replaces the same prior to the Closing Date with personal property of equivalent or better utility and quality to the items replaced. Seller shall notify Purchaser in writing prior to effecting any replacement of Personal Property pursuant to the prior sentence.

     8.6 Further Encumbrances. From and after the Effective Date, Seller shall not further encumber the Subject Properties without the written consent of Purchaser, and in all events Seller shall not place any further monetary liens on the Subject Properties except those for taxes or assessments not yet due and payable.

     8.7 Copies of Documents. Seller shall promptly provide Purchaser with copies of all monthly operating reports prepared or received by Seller (including but not limited to leasing information) from the Effective Date to the Closing Date.

     8.8 Notices. Seller shall provide to Purchaser promptly following Seller's receipt (i) any written notices by the landlord or the tenant under any of the Ground leases, the Leases or by any party under any of the Miscellaneous Contracts, Parking Rights Agreements or Lighting Rights Agreements delivered or received by Seller from and after the Effective Date and (ii) any written notices of alleged violations of applicable law with respect to the Subject Properties received by Seller from and after the Effective Date.

     8.9 Contracting Prior to Closing. From and after the Effective Date, Seller shall not enter into any new Miscellaneous Contracts or terminate or amend existing Miscellaneous Contracts without Purchaser's prior written approval; provided, however, Seller shall at its expense cause Seller's leasing and management agreement with Manager and any other Miscellaneous Contracts identified by Purchaser to be terminated as provided in Section 5.1(e) above. Seller shall comply in all material respects with its obligations under the Miscellaneous Contracts.

     8.10 Construction. From and after the Effective Date, Seller shall not construct or permit to be constructed any improvements or capital items to or on the Improvements, including tenant improvements, without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed, except tenant improvements which Tenants are entitled to make pursuant to Leases. Notwithstanding the foregoing, Seller may freely make (without the consent of Purchaser) any improvements for which Purchaser shall not be required to pay (e.g., that are paid fully by Seller or which Purchaser agrees will be paid by Tenants under Lease as operating expenses of the Subject Properties), provided the same do not impair or decrease the value of the Subject Properties.

     8.11 Ground Leases, Parking Rights Agreements and Lighting Rights Agreement. From and after the Effective Date, Seller shall not terminate or modify any of the Ground Leases, Parking Rights Agreements or Lighting Rights Agreement. Seller shall perform all of Seller's obligations under the Ground Leases, Parking Rights Agreements and Lighting Rights Agreement.

     8.12 No Negotiations. From and after the Effective Date, neither Seller nor its agents shall solicit, entertain, negotiate, accept, or consider any other offers or make any proposals regarding the sale of the Subject Properties (or any portion thereof or any interest therein) to any third party and shall cease all activities to market the Subject Properties so long as this Contract remains in force and effect. Seller hereby represents and warrants to Purchaser that Seller has terminated all negotiations with third parties relating to the Subject Properties or any portion thereof or any interest therein. Without limiting the foregoing, in the event Seller or its agents receive an unsolicited offer from any third party regarding the acquisition of the Subject Properties or any interest therein during the pendency of this Contract, Seller shall promptly notify Purchaser in writing of such fact and provide any letter of intent or summary of the offer terms submitted by such third party. Purchaser agrees to indemnify, defend and hold Seller and its affiliates and any of their partners, shareholders, members, directors, officers, employees and agents entirely harmless against and from any claim, demand, cause of action, judgment, damage, loss, liability, cost or expense (including attorneys' fees and expenses), which the Seller may suffer, sustain, incur or otherwise become subject to (either directly or indirectly as a result of any affiliate of Seller suffering, sustaining, incurring or otherwise becoming subject to same), as a result of any breach of confidentiality which Seller is subject to due to the disclosure requirements referred to above. Seller agrees not to execute any confidentiality agreements with a third party during the pendency of this Contract.

                               ARTICLE 9. Closing

     9.1 Date of Closing. The Closing hereunder shall take place at the Subject Properties at 9:00 a.m. or such other place and at such other time as the Seller and Purchaser may agree. The Closing shall commence on March 3, 1999, with the recording and delivery of the applicable closing documents and funding of the Purchase Price to occur March 4, 1999, no later than 11:00 a.m. New York time.

     9.2 Purchaser's Closing Conditions. The obligation of Purchaser to purchase the Subject Properties from Seller, and to perform the obligations required to be performed by Purchaser at the Closing, are subject to each of the following conditions ("Purchaser's Conditions"):

     (a) Seller shall have obtained Partner Consent and tendered at Closing all of Seller's Closing Documents;

     (b) Seller shall have performed and complied in all material respects with its covenants and obligations under this Contract prior to or at Closing;

     (c) All of Seller's representations and warranties under Section 5A.2 are true and correct in all material respects as of Closing;

     (d) The condition  described in the last  grammatical  paragraph of Section
4.4 relating to the Title Company's issuance of an Owner's Title Policy in favor of Purchaser shall have been satisfied;

     (e) The Minimum Estoppel Requirement shall have been satisfied;

     (f) Seller shall have obtained the estoppels required under Section 5.6 with respect to the Ground Lease and Parking Rights Lease;

     (g) A fully executed City Lease Amendment shall have been obtained;

     (h) Purchaser shall have received the Updated Survey;

     (i) Seller  shall have  terminated  that  certain  Health  Club  Operator's
Agreement  with  DAC-Miami,   Inc.,   unless   Purchaser  shall  have  otherwise
renegotiated the terms of such agreement prior to Closing; and

     (j) No material adverse change in the condition of the Subject Properties, or the compliance of the Subject Properties with applicable laws, the violation of which could materially and adversely affect the Subject Properties, has occurred.

     9.3 Seller's Closing Conditions. Seller's obligations to close on the Closing Date are conditional and contingent on the following, unless waived in writing by Seller:

     (a) Purchaser shall have tendered the Purchase Price, subject to applicable prorations;

     (b) Purchaser shall have tendered at Closing all Closing Documents to which Purchaser is a party;

     (c) Purchaser shall have performed and complied in all material respects with its obligations under this Agreement;

     (d) Seller shall have obtained Partner Consent; and

     (e) All of Purchaser's representations and warranties under Section 5A.1 are true and correct in all material respects as of Closing.

     9.4 Delivery of Items At Closing By Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser and Purchaser shall accept each of the following items ("Seller's Closing Documents"):

     (a) an Assignment and Assumption of the Ground Leases, in the form attached hereto as Exhibit "H" and made a part hereof duly executed and acknowledged by Seller, conveying Seller's interest in the Ground Leases to Purchaser, subject to the Permitted Exceptions;

     (b) an Assignment and Assumption of the Parking Rights Agreements, in the form attached hereto as Exhibit "I" and made a part hereof duly executed and acknowledged by Seller, conveying Seller's interest in the Parking Rights Agreements;

     (c) a Quit-Claim Deed, in the form attached hereto as Exhibit "J" and made a part hereof duly executed and acknowledged by Seller, conveying title in the Improvements to Purchaser, subject to the Permitted Exceptions;

     (d) a Bill of Sale in the form attached hereto as Exhibit "K" and made a part hereof duly executed and acknowledged by Seller, conveying to Purchaser the Personal Property and the Intangible Property, subject to the Permitted Exceptions;

     (e) an assignment in the form attached as Exhibit "L" and made a part hereof, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller's interest in (i) the Leases and security deposits, (ii) the Lighting Rights Agreements, (iii) those Miscellaneous Contracts Purchaser is assuming pursuant to Section 5.1(e) hereof, (iv) the warranties, guaranties, and bonds applicable to the Subject Properties, (v) the Costs, if any, Purchaser is assuming pursuant to Section 8.4 hereof and (vi) the Awards;

     (f)  a  Seller's  Certificate   confirming  that  the  representations  and
warranties of Seller set forth in Article 5.2A are true and correct in all material respects as of the Closing Date;

     (g) a letter in the form attached as Exhibit "M" and made a part hereof to be addressed to each Tenant under the Leases advising such Tenant that the Subject Properties have been sold to Purchaser, and that Purchaser has assumed the obligation to refund such Tenant's security deposit in accordance with such Lease, with the exact amount of the deposit specified for such Tenant and direct such tenant to pay all rent as provided in said notice;

     (h) executed originals of all Leases or occupancy agreements and security deposits of Tenants (the security deposits may be transferred to Purchaser by separate check issued from the Manager's account) relating to all or any part of the Subject Properties;

     (i) an assignment to Purchaser of all non-cash security deposits, if any, pursuant to an instrument reasonably satisfactory to Purchaser;

     (j) all keys to all locks on the Subject Properties in possession of Seller or Manager;

     (k) all leasing and property files, books and records for the Subject Properties in the possession of Seller or Manager;

     (l) copies of all Miscellaneous Contracts;

     (m) a certification in the form attached as Exhibit "N" and made a part hereof executed by Seller containing the following:

          (i) the Seller's U.S. Taxpayer Identification Number;

          (ii) the business address of Seller; and

          (iii) a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code ("IRC") (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the IRC and applicable Income Tax Regulations);

     (n) a Seller's Affidavit of Title in form acceptable to the Title Company executed by the Seller and all other documents required to satisfy the requirements of Schedule B, Section 1 of the Title Commitment;

     (o) an updated Rent Roll in substantially the same form as Schedule 5A.2(g)(1) attached hereto certified as of a date not earlier than five (5) business days prior to the Closing Date certified as being true and correct by Seller;

     (p) deliver to Purchaser such evidence or documents as may be required by the Purchaser or the Title Company evidencing the authority, status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Properties; and

     (q) execute and deliver such other documents as Purchaser or Title Company may reasonably request in order to effect the transactions contemplated hereunder, including, without limitation, the execution of closing statements.

     9.5 Delivery of Items at Closing By Purchaser. At the Closing, Purchaser shall:

     (a) deliver to Seller the Purchase Price less the Earnest Money and all interest thereon (which shall be applied against the Purchase Price), subject to adjustment for all credits, prorations and closing costs provided for in this Contract;

     (b) deliver to Seller such evidence or documents as may be required by the Seller or the Title Company evidencing the authority, status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the acquisition of the Subject Properties;

     (c) join Seller in the execution of the documents described in items 9.4(a), (b) and (e) above;

     (d) join Seller in the execution of the document described in item 9.4(g) above; and

     (e) execute and deliver such other documents as Seller or Title Company may reasonably request in order to effect the transactions contemplated hereunder, including, without limitation, the execution of closing statements as may be prepared by the Seller and/or Title Company.

     9.6 Prorations. At the Closing, the following items shall be adjusted and prorated between Seller and Purchaser on a per diem and accrual basis as of 12:01 A.M. on the day of Closing:

     (a) Rents and other charges payable under the Leases, including Reimbursable Expenses (as hereinafter defined). For purposes hereof, all rents and other charges payable under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of sums actually collected by Seller prior to the Closing. From and after Closing, all rent collections shall be first applied to current monthly charges, with the balance, if any, to be applied to arrears for months following Closing and then for arrears in months prior to Closing. After the Closing, Purchaser shall have a duty and obligation to Seller to remit such unpaid rents and other charges to Seller if, as and when collected by Purchaser, collected within one (1) year following the date of Closing; provided, however, Purchaser shall have no obligation to collect any such unpaid amounts. Purchaser shall use commercially reasonable efforts to collect any such unpaid rents or other charges in arrears except that in no event shall Purchaser be obligated to institute any actions or proceedings or seek the eviction of any tenant in order to collect any such delinquencies. After Closing, in no event shall Seller (i) declare a default under any Lease or seek to evict any tenant or to recover possession of its space, (ii) initiate any involuntary bankruptcy or similar proceeding against any tenant or (iii) take any action which would entitle a tenant to terminate its Lease or pursue any offset or other remedy against Purchaser. Notwithstanding the foregoing, Purchaser shall be entitled to all rents payable by Eurest Dining Services (f/k/a Daka) for calendar year 1999 without adjustment between Seller and Purchaser. The provisions of this Section 9.6(a) shall survive the Closing.

     (b) Payments under the Ground Leases, Parking Rights Agreements, Lighting Rights Agreements and Miscellaneous Contracts on the basis of the actual payments owed or prepaid thereunder. If the actual payments owed under the such contracts are not known at the Closing, the proration of such payments shall be made on the basis of the best evidence then available, which proration shall be subject to reproration when the actual amount is determined.

     (c) Real estate, ad valorem and personal property taxes, sewer rents and charges, and other state, county and municipal taxes, charges and assessments (special or otherwise) which may be paid in installments shall be prorated on the basis of the fiscal year for which the same are levied, imposed or assessed. Seller shall pay regular installments of all such taxes that are due for periods prior to the Closing. All assessments which can be paid in installments shall be paid in the maximum number of installments permitted by law. All installments of special assessments or portions due for periods on or after the Closing shall be assumed and paid by Purchaser.

     (d) Charges for water, electricity, gas and other utilities. Seller shall furnish a current reading of each meter at the Closing, which readings shall have been made either as of midnight on the day prior to the Closing or as close to the Closing as reasonably possible, and in any event Seller shall be responsible for paying charges therefor to midnight on the day prior to the Closing or submitting proof that such charges were previously paid. In the event meter readings current as of midnight on the day prior to the Closing are not available at Closing, then Seller shall pay at Closing the charges to the date of the most recent reading or submit proof that such charges were previously paid, and the parties further agree to notify the utility companies to read the meters as soon as possible after Closing and adjust and prorate such utility charges when the actual readings are available.

     (e) At the Closing, Seller and Purchaser shall mutually, and in good faith, estimate the amount, if any, by which tenants under the Leases have actually over paid or under paid Reimbursable Expenses (as herein defined) for periods prior to the Closing. As used herein, the term "Reimbursable Expenses" shall mean payments required to be paid by tenants under Leases for a portion of ad valorem taxes, insurance, common area maintenance and/or other operating expenses of the Subject Properties, but such term shall not include delinquent and uncollected payments therefor. The amount of any estimated underpayment of Reimbursable Expenses for the period prior to Closing shall be paid by Purchaser to Seller as and when such underbilled amounts are collected from tenants. The amount of any estimated overpayment of Reimbursable Expenses for the period prior to Closing shall be paid by Seller to Purchaser at Closing, including $6,908 attributable to the NationsBank Lease. The parties will adjust the closing prorations for Reimbursable Expenses as and when the actual amounts are known.

     (f) The TI Contracts set forth on Schedule 5.1(d) and the Costs provided for by Section 8.4 herein. To the extent Seller has not performed and fully paid for all tenant improvement work to be performed by and on behalf of landlord under the Leases (except as provided for by Section 8.4 herein): (i) such amount shall be itemized on a schedule reasonably satisfactory to Purchaser to be delivered by Seller to Purchaser at Closing; (ii) Purchaser shall assume such obligations pursuant to the assignment in the form attached hereto as Exhibit "L"; and (iii) Purchaser shall receive a credit against the Purchase Price in the amount set forth on such schedule.

     (g) Notwithstanding anything herein to the contrary, if Purchaser or Seller receives any amounts as a result of a tax contest filed prior to Closing, such refund shall be applied as follows: first, to reimburse the Purchaser or Seller, as applicable, for all cost incurred in connection with the appeal to the extent not passed through to Tenants; second, with respect to refunds payable to past, present or future tenants of the Subject Properties pursuant to Leases to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such contest covers the period prior to the date of the Closing, and to Purchaser to the extent such contest covers the period as of the date of the Closing and thereafter. If and to the extent any contest covers the period after the date of the Closing, Purchaser shall have a right to participate in such contest.

     (h) All other items of revenue and expense which are customarily prorated between purchasers and sellers of real property in Miami, Florida shall be prorated between Purchaser and Seller. Any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained. Purchaser or Seller shall promptly notify the other party when it becomes aware that any such estimated amount has been ascertained. Purchaser shall submit to Seller a final proration statement when such estimated amounts become known. Payments in connection with the final proration statement, shall be due within thirty (30) days after said final proration statement has been submitted to Seller.

     Notwithstanding anything set forth in this Section 9.6, all prorations shall be deemed final one (1) year after Closing.

     9.7  Errors  and   Omissions.   Any  errors  and   omissions  in  computing
apportionments at Closing shall be promptly corrected, which obligation survives the Closing.

     9.8 Purchaser's Costs. At Closing, Purchaser shall pay for the following:

     (i) one half of the escrow fees charged by the Title Company;

     (ii) costs of recording all documents delivered by Seller to Purchaser or by Purchaser to Seller at the Closing;

     (iii) mortgage, conveyance and tax certificate fees charged by the Title Company, if any; and

     (iv) the attorney's fees of Purchaser's counsel in connection with or relating to the transactions contemplated by this Contract.

     9.9 Seller's Costs. At Closing, Seller shall pay for the following:

     (i) all deed stamps, intangible taxes and other transfer taxes imposed on the transfer of the Subject Properties;

     (ii) one half of the escrow fees charged by the Title Company;

     (iii) the charges for the owner's title policy (including all endorsements) to be issued to Purchaser;

     (iv) the update to the survey; and

     (v) the attorney's fees of Seller's counsel in connection with or relating to the transactions contemplated by this Contract.

     9.10 Possession. Possession of the Subject Properties shall be delivered to Purchaser on the Closing Date, subject only to the Permitted Exceptions, and the Tenants in possession under the Leases.

                       ARTICLE 10. Real Estate Commission

     10.1 Commissions. Seller and Purchaser hereby covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Contract or the transactions contemplated hereby, except as specified in this Section 10.1. A commission ("Commission") shall be payable by Seller to Insignia/ESG, Inc. and Aztec Group, Inc. (collectively, the "Broker") at Closing pursuant to a separate agreement. Seller hereby agrees to indemnify and hold Purchaser harmless, from and against any claims, causes of action or liabilities, including, without limitation, reasonable attorneys' fees and court costs, that may be incurred with respect to any claim for other real estate commissions, brokers' fees or finders' fees relative to this Contract by parties claiming by, through or under Seller, including, without limitation, any claims by Broker. Purchaser hereby agrees to indemnify and hold Seller harmless, from and against any claims, causes of action or liabilities, including, without limitation, reasonable attorneys' fees and court costs, that may be incurred with respect to any claim for other real estate commissions, brokers' fees or finders' fees relative to this Contract, by parties claiming by, through or under Purchaser, excluding any claim by Broker. The provisions of Section 10.1 shall survive the Closing or termination of this Contract.

                         ARTICLE 11. Remedies on Default

     11.1 Termination Of Contract By Purchaser. If this Contract is terminated by Purchaser in accordance with any one or more Sections hereof that entitle Purchaser to terminate this Contract, then the Earnest Money and any interest thereon shall be returned to Purchaser by the Title Company as provided for by
Section 12.20 of this Contract, and no party hereto shall have any further obligations to any other hereunder, except for Purchaser's obligations and liabilities under Articles 6 and 10 and Seller's obligations under Article 10 hereof.

     11.2 Purchaser's Default. If the Purchaser defaults in the performance of its obligations hereunder, and such default remains uncured for five (5) business days after notice of such breach is delivered by Seller to Purchaser, then the Earnest Money and any interest thereon shall be paid to the Seller by the Title Company as liquidated damages as Seller's sole remedy. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof; and no other damages, rights or remedies at law or in equity (except as provided in Articles 6 and 10 hereof) shall in any case be collectible, enforceable or available to Seller, but Seller shall accept said cash payments as Seller's total damages and relief.

     11.3 Seller's Default. In the event that Seller defaults in the performance of its obligations hereunder and such default remains uncured for a period of five (5) days after notice of such default is delivered by Purchaser to Seller, at Purchaser's election, Purchaser shall (a) be entitled to terminate this Contract whereupon the Title Company shall return the Earnest Money and any interest thereon to Purchaser and Purchaser shall be entitled to reimbursement from Seller of its actual out of pocket expenses of Purchaser and its counsel and third parties conducting due diligence (i.e. title, survey, engineer and environmental reports, based upon paid receipts tendered by Purchaser to Seller) not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00); or (b) be entitled to sue Seller for specific performance of this Contract provided, however, Seller shall not be required to expend in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) to correct any matter Seller did not cause by its acts or omissions (excluding (i) any capital expenditures which shall be subject to the $500,000 limitation set forth in Section 8.3 herein, and (ii) any amounts to cure and pay off the Liens as required by Section 4.4 herein); or (c) only if Purchaser shall not be entitled to specific performance by reason of Seller's conveying or encumbering all or any part of the Subject Properties subsequent to the date of this Contract, terminate this Contract by giving written notice of termination to Seller, receive a full and immediate refund of the Earnest Money and all interest earned thereon, and seek damages for breach of this Contract by Seller.

     11.4 Failure of Conditions. If neither party shall be in default hereunder and any of the conditions to Seller's obligations under this Contract or any of the conditions to Purchaser's obligations under this Contract shall fail to occur, then Purchaser or Seller, as the case may be, may, as its sole and exclusive remedy, terminate this Contract by written notice to the other, in which event the Earnest Money, together with any interest earned thereon, shall be promptly returned to Purchaser and neither party shall have any further rights or obligations hereunder (except for Purchaser's liability pursuant to Articles 6 and 10 hereof and Seller's liability pursuant to Article 10 hereof).

                            ARTICLE 12. Miscellaneous

     12.1 Notices. All notices, demands, consents, or other communications of any type (collectively "Notices") given by Seller to Purchaser or by Purchaser to Seller whether required by this Contract or in any way related to any of the transactions contracted for herein shall be void and of no effect unless given in accordance with the provisions of this Section 12.1. All notices shall be in writing, signed by the party giving the same or by its attorneys, and shall be delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested or by Federal Express or other recognized overnight delivery service, or by facsimile (provided, however, that in the event notice is given by facsimile, a conforming copy of such notice must be delivered by one of the other methods described above) as follows:

                    Hines Interests Limited Partnership
                    70 West Madison, Suite 440
                    Chicago, Illinois 60602
                    Attention: C. Kevin Shannahan
                    Phone: (312) 419-4900
                    Fax: (312) 346-4180

with a copy to:     Baker & Botts,  L.L.P
                    One  Shell  Plaza
                    910 Louisiana
                    Houston,  Texas 77002
                    Attention:  Peter M. Oxman, Esquire
                    Phone: (713) 229-1234
                    Fax: (713) 229-1522

and: c/o Hines National Office Partners Limited Partnership 101 California Street, Suite 1000
                    San Francisco, California 94111
                    Attention:  Daniel MacEachron
                    Phone:  (415) 982-6200
                    Fax:  (415) 398-1442

and addressed, if to the Seller, as follows:

                    c/o Winthrop Financial Associates
                    100 Jericho Quadrangle, Suite 214
                    Jericho, New York 11753
                    Attention:  Peter Braverman
                    Phone:(516) 822-0022
                    Fax:  (516) 433-2777

with a copy to:     Winthrop Financial Associates
                    5 Cambridge Center, 9th Floor
                    Cambridge, Massachusetts 02142
                    Attention:  Carolyn Tiffany
                    Phone: (617) 234-3000
                    Fax:  (617) 868-1093

and:                Post & Heymann, LLP
                    100 Jericho Quadrangle, Suite 214
                    Jericho, New York 11753
                    Attention:  William W. Post, Esquire
                    Phone: (516) 681-3636
                    Fax:  (516) 433-2777

Any party hereto may change the address or contact for notice specified above by giving the other party ten (10) days advance written notice of such change of address or contact. All Notices shall be deemed to have been given when received. Notices shall be deemed to be timely delivered if such notice is received by the intended recipient on or before 6:00 p.m. New York time on the date of such notice.

     12.2 Effective Date. This Contract may be executed in multiple counterparts on the respective dates set forth below, each of which shall constitute an original, but which together shall constitute but one Contract. Notwithstanding the above and Article 3 hereof, this Contract shall be of no force and effect until the full execution and delivery of the Contract by Purchaser and Seller (the "Effective Date"); provided, however, Seller shall have the right to declare this Contract null and void if Purchaser does not deposit the Earnest Money with the Title Company within the time period prescribed by Article 3.

     12.3 Assignment. This Contract may not be assigned by Purchaser. Notwithstanding the foregoing, the Purchaser shall have the right, power and authority to assign this Contract and all rights hereunder to an Affiliate of Purchaser. The Purchaser shall be and remain liable and responsible for payment and performance of all obligations hereunder or undertaken by the Purchaser to be paid or performed pursuant to any permitted assignment. For purposes of this Agreement, "Affiliate" means any other person controlling, controlled by or under common control with Purchaser, and "Control" means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing. This Contract may not be assigned by Seller without Purchaser's prior written consent.

     12.4 Laws. This Contract shall be construed and interpreted in accordance with the laws of the State of Florida and the obligations of the parties hereto are and shall be performable in the county wherein the Subject Properties are located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and feminine, and vice versa.

     12.5 Modification. This Contract may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. Seller and Purchaser may waive any of the conditions contained herein or any of the obligations of the other hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

     12.6 Authority. Each person executing this Contract warrants and represents that he is fully authorized to do so.

     12.7 Times And Dates. TIME IS OF THE ESSENCE IN THIS CONTRACT and all times and dates shall be in accordance with New York, New York Time. Notwithstanding the foregoing, either party shall have the right to adjourn the Closing for a period not to exceed five (5) business days upon reasonable prior notice to the other party due to causes which are outside the control of the parties (financial inability excepted) and could not be avoided by the exercise of due care.

     12.8 Descriptive Headings. The descriptive headings of the several Articles, Sections and paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     12.9 Entire Contract. This Contract, including the Exhibits hereto, constitutes the entire agreement among the parties, whether written or oral, pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract unless the parties have complied with the terms of Section 12.5 hereof.

     12.10 Construction. This Contract shall not be construed more strongly against any party regardless of who was more responsible for its preparation.

     12.11 Non-recordable. This Contract, a memorandum of this Contract, an interest in ownership of the Subject Properties or any other document that would constitute an exception to Seller's title shall not be recorded and the provisions hereof shall not constitute a lien on the Subject Properties.

     12.12 Third-Party Beneficiary. It is specifically understood and agreed that no person or other entity shall be a third-party beneficiary hereunder, and that none of the provisions of this Contract shall be for the benefit of or be enforceable by anyone other than the parties hereto, and that only the parties hereto shall have any rights hereunder.

     12.13 Legal Relationship. Nothing herein shall be construed as to constitute or establish any type of joint venture, partnership, or any other type of legal relationship between the parties other than the vendor-vendee relationship established hereby between Seller and Purchaser.

     12.14 Indemnification.

     (a) Seller agrees to indemnify, defend and hold Purchaser and its affiliates and any of their partners, shareholders, members, directors, officers, employees and agents entirely harmless against and from any claim, demand, cause of action, judgment, damage, loss, liability, cost or expense (including attorneys' fees and expenses), which the Purchaser may suffer, sustain, incur or otherwise become subject to (either directly or indirectly as a result of any affiliate of Purchaser suffering, sustaining, incurring or otherwise becoming subject to same), as a result of, in whole or in part by any and all obligations to, liabilities to or claims asserted by any third parties pertaining to any injury to or the death of any person or damage to property of third parties or any obligation of Seller not expressly assumed by Purchaser in any way relating to or arising from the Subject Properties prior to Closing (except to the extent caused by Purchaser or its agents).

     (b) Purchaser agrees to indemnify, defend and hold Seller and its affiliates and any of their partners, shareholders, directors, officers, employees and agents entirely harmless against and from any claim, demand, cause of action, judgment, damage, loss, liability, cost or expense (including attorneys' fees and expenses), which the Seller may suffer, sustain, incur or otherwise become subject to (either directly or indirectly as a result of any affiliate of Seller's suffering, sustaining, incurring or otherwise becoming subject to same), as a result of, in whole or in part by any and all obligations to, liabilities to or claims asserted by any third parties pertaining to any injury to or the death of any person or damage to property of third parties or any obligation of Seller expressly assumed by Purchaser in any way relating to or arising from the Subject Properties subsequent to Closing (except to the extent caused by Seller or its agents).

     (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Contract, the party learning of such liability shall notify the other party within a reasonable period of time and furnish copies of such documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and generally shall cooperate with said other party in the defense of any such claim.

     (d) The provisions of this Section 12.14 shall survive the Closing of this Contract for a period of one year and six months.

     12.15 Return of Documents. Upon termination of this Contract for any reason by Purchaser or Seller, Purchaser shall have the obligation to return all Submission Items and copies thereof (including the Survey) to Seller.

     12.16 Effect of Holidays. In the event any date specified or computed under this Contract for the performance of an obligation by either Seller or Purchaser, or for the occurrence of any event provided for herein, shall be a Saturday, Sunday or "recognized holiday" (defined for purposes hereof as any holiday observed by national banks in New York, New York or Chicago, Illinois), then the date for such performance or occurrence shall be automatically extended to the next calendar day which is not a Saturday, Sunday or recognized holiday.

     12.17 Completion of Documents. The parties hereto understand and agree that the forms of closing documents which are attached as exhibits hereto may have to be modified in order to be made appropriate for the transaction contemplated herein. It is anticipated by the parties that such modifications will consist of inserting appropriate information in the blanks contained in the forms of closing documents attached as exhibits hereto.

     12.18 Non-Imputation. Purchaser hereby acknowledges that the obligations of Seller hereunder are those solely of the Seller and not of its partners, officers, directors, shareholders or affiliates, including, without limitation, Winthrop Financial Associates, A Limited Partnership, a general partner of each of the Sellers ("WFA") (collectively, the "Seller Affiliates"). Purchaser hereby agrees that its sole recourse for any actions, claims, liabilities, damages and demands of every nature whatsoever, whether known or unknown, arising out of any matter in connection with or under this Contract or the transactions contemplated hereby, to the extent specifically provided for by this Contract, shall be to Seller and that Purchaser shall have no right to seek such damages from, or allege a cause of action against, the Seller Affiliates; provided, however, WFA by its execution hereof, hereby agrees that Purchaser shall have recourse against the assets of WFA in an amount not in excess of $1,500,000, solely with respect to a breach by Seller of the Covenant not to Distribute, or in the event such funds which are the subject of the Covenant not to Distribute are unavailable due to a bankruptcy of Seller. Seller hereby agrees that its sole recourse for any actions, claims, liabilities, damages and demands of every nature whatsoever, whether known or unknown, arising out of any matter in connection with or under this Contract or the transactions contemplated hereby, to the extent specifically provided for by this Contract, shall be to Purchaser (or any entity to which this Contract is assigned by Purchaser) and that Seller shall have no right to seek such damages from, or allege a cause of action against, Purchaser's partners, or any of their respective partners, members, managers, officers, directors, shareholders or affiliates, including, without limitation, The State of California Public Employees' Retirement System and Hines Interests Limited Partnership.

     12.19 Severability. If any term, covenant or condition of this Contract, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Contract, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Contract shall be valid and enforceable to the fullest extent permitted by law.

     12.20 Title Company. (a) The Title Company shall hold the Earnest Money in escrow in a separate segregated bank account (or as otherwise agreed in writing by the Seller and the Purchaser) until the Closing or sooner termination hereof and shall pay over or apply such proceeds in accordance with the terms of this Section. The Title Company shall invest the Earnest Money in such manner agreed to in writing by the Seller and the Purchaser or, in the absence of any such written instructions, in an interest bearing account at Bank of America. At Closing, the Earnest Money shall be paid by the Title Company to the Seller and applied to the Purchase Price as a credit for the Purchaser. The reasonable fees and expenses of Title Company for the escrow services to be provided hereunder shall be paid one-half by the Seller and one-half by the Purchaser. If the Title Company receives a copy of a notice to the Seller from the Purchaser: (i) prior to the expiration of the Inspection Period, or (ii) prior to February 18, 1999 in the case of the failure to obtain the items called for by Sections 5.6 and
5.7 herein, or (iii) three (3) business days prior to the Closing in the case of the failure to obtain the item called for by Section 5.8 herein, terminating this Contract, then the Title Company shall promptly refund the Earnest Money to the Purchaser, without the necessity of any further notice, act or authorization, including, without limitation, any notice to or from the Seller, and notwithstanding any objection or other act or notice by the Seller. The Seller hereby unconditionally and irrevocably releases the Title Company from any liability for returning the Earnest Money to the Purchaser in the event the Purchaser gives such notice of termination of this Contract prior to the expiration of the Inspection Period, February 18, 1999 or three (3) business days prior to Closing, as the case may be.

     (b) After the expiration of the Inspection Period, or February 18, 1999 in the case of the failure to obtain the items called for by Sections 5.6 and 5.7 herein or three (3) business days prior to Closing in the case of the failure to obtain the items called for by Section 5.8 herein, if for any reason Closing does not occur and either party makes a written demand upon the Title Company for payment or delivery of the Earnest Money, the Title Company shall give written notice to the other party of such demand. If the Title Company does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, the Title Company is hereby authorized to make such payment. If the Title Company does receive such written objection within such ten (10) day period or if for any other reason the Title Company in good faith shall elect not to make such payment, the Title Company shall continue to hold the Earnest Money until otherwise directed by written instructions from the parties hereto or a final judgment of a court of competent jurisdiction, which by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or reversal. The Title Company shall, however, have the right at any time to file a suit with a court of competent jurisdiction and to deliver or pay the Earnest Money to such court (or an officer thereof). The Title Company shall give written notice of such deposit to the Seller and the Purchaser. Upon such deposit, the Title Company shall be relieved of and discharged from all further obligations and responsibilities hereunder.

     (c) The parties acknowledge that the Title Company is acting at their request and convenience and solely as a stakeholder, that the Title Company shall not be deemed to be the agent of either of the parties and that the Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Contract or involving gross negligence. The Seller and the Purchaser hereby jointly and severally indemnify and hold the Title Company harmless from and against all liabilities, costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance by the Title Company of its duties hereunder, except with respect to actions or omissions taken or suffered by the Title Company in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Title Company.

     (d) The Title Company may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this
Section 12.20 of this Contract or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

     (e) The Title Company may resign at any time upon thirty (30) days prior written notice. In the case of Title Company's resignation, the Title Company's only duty, until a successor escrow agent shall have been appointed jointly by the Seller and the Purchaser and shall have accepted such appointment, shall be to hold and dispose of the Earnest Money in accordance with the provisions contained in this Contract (but without regard to any notices, requests, instructions or demands received by the Title Company from the Seller and/or the Purchaser after its notice of resignation shall have been given, unless the same shall be a direction by both the Seller and the Purchaser that the entire balance of the Earnest Money be delivered out of escrow).

     12.21 Attorneys Fees. In the event either party hereto fails to perform any of its obligations under this Contract or in the event a dispute arises concerning the meaning or interpretation of any provision of this Contract, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable legal fees. The provisions of this Section shall survive closing or any termination of this Contract.

     12.22 Press Releases. Purchaser and Seller further agree that prior to or after Closing they will not issue any press releases regarding the transaction contemplated herein without the prior consultation and express written approval of the other.

     12.23 Multiple Counterparts. This Contract may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     12.24 Personal Property and Office Space. Purchaser agrees to make available to Mark Smith for the period through June 30, 1999 one office in the Improvements in a location reasonably selected by Purchaser and the Personal Property identified in Exhibit "B" as "Winthrop VP Office" without cost. Purchaser shall have the right to relocate such office if it so desires.

     12.25 Joint and Several. The obligations of the Seller hereunder shall be joint and several.

     12.26 Fax Signatures. The parties agree that signatures transmitted by facsimile shall be sufficient to bind the parties to this Contract. The parties agree to exchange original signature pages within three (3) business days of the Effective Date of this Contract.


             [The remainder of this page left intentionally blank.]

     EXECUTED on this ______ day of __________, 199____, by Seller.

                              MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership

                              By: Winthrop Miami Associates Limited Partnership,
                                  a Delaware limited partnership,
                                  its managing general partner

                                   By: One International Associates Limited
                                       Partnership, a Delaware limited
                                       partnership, its sole general partner

                                       By: One International, Inc.,
                                           a Delaware corporation,
                                           its sole general partner


                                           By:  __________________
                                                Peter Braverman,
                                                Vice President

                              MIAMI RETAIL ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership

                              By:  Winthrop Miami Associates Limited
                                   Partnership, a Delaware limited
                                   partnership, its managing general partner

                                   By:  One International Associates Limited
                                        Partnership, a Delaware limited
                                        partnership, its sole general partner

                                        By:  One International, Inc.,
                                             a Delaware corporation,
                                             its sole general partner


                                             By: __________________
                                                 Peter Braverman,
                                                 Vice President



     EXECUTED on this _____ day of __________, 199___, by Purchaser.

                              NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

                              By:  Hines National Office Partners Limited
                                   Partnership, a Texas limited partnership,
                                   its general partner

                                   By:  Hines Fund Management, L.L.C.,
                                        a Delaware limited liability company,
                                        its general partner

                                        By:  Hines Interests Limited
                                             Partnership, a Delaware limited
                                             partnership, its manager

                                             By:  Hines Holdings, Inc.,
                                                  a Texas corporation,
                                                  its general partner

                                                  By:  _______________
                                                       Name:
                                                       Title:


     The Contract has been received by the Title Company this _____ day of __________, 199__. By its execution of this Contract, below, the Title Company agrees to be bound by the terms hereof to the extent that the Contract imposes duties upon the Title Company.

                              COMMONWEALTH LAND TITLE INSURANCE COMPANY

                              By:  ________________________________________
                              Name: _______________________________________
                              Title: ______________________________________

     By its execution below, WFA agrees to be bound by the provisions of this Contract solely as it pertains to Section 12.18.


                              WINTHROP FINANCIAL ASSOCIATES, A LIMITED
                              PARTNERSHIP


                              By:  ________________________________________
                              Name: _______________________________________
                              Title: ______________________________________